File No. 333-124256

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DOMINION ENERGY, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(Address of registrant's principal executive offices, including zip code)

2005 Incentive Compensation Plan

(Full title of the plans)

CARLOS M. BROWN

SENIOR VICE PRESIDENT AND GENERAL COUNSEL

DOMINION ENERGY, INC.

120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 With a Copy to:

CARTER M. REID

DOMINION ENERGY, INC.

120 TREDEGAR STREET

RICHMOND, VIRGINIA 23219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF PLAN

In its Registration Statement on Form S-8 (File No. 333-124256) (the Registration Statement), Dominion Energy, Inc. (formerly Dominion Resources, Inc.) (Dominion Energy) registered 30,000,000 shares of its common stock (15,000,000 shares prior to the two-for-one stock split approved by the Board of Directors on November 19, 2007), without par value, for issuance to participants in the Dominion Resources, Inc. 2005 Incentive Compensation Plan (the Plan). In its Post-Effective Amendment No. 1 to the Registration Statement, Dominion Energy deregistered 25,304,147 shares of common stock as to which no incentive awards were outstanding and which, consequently, would not be issued under the Plan.   As of October 1, 2019, no incentive awards remain outstanding and Dominion Energy is filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate all offerings under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on October 1, 2019.

DOMINION ENERGY, INC.

By:	/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary